UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2026

Black Rock Coffee Bar, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-42844	33-5053729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9170 E. Bahia Drive, Suite 101
Scottsdale, AZ 85260
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (458) 256-9668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	BRCB	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                Results of Operations and Financial Condition.
On March 3, 2026, Black Rock Coffee Bar, Inc. (the “Company”) announced its financial results for the three months and year ended December 31, 2025. The full text of the press release issued by the Company in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).
The information contained in Item 2.02 of this Current Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2026, the Company received notice from Messrs. Bryan Pereboom and Jake Spellmeyer, each members of the Company’s Board of Directors (the “Board”), of their decisions to resign from the Board effective immediately.
The decision of Messrs. Pereboom and Spellmeyer to retire was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 9.01                Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 3, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK ROCK COFFEE BAR, INC.

Date: March 3, 2026	By:	/s/ Samuel J. Seiberling
Samuel J. Seiberling
Chief Legal Officer